UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2005
Date of Report (Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other Jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

ONE RIVERWAY, SUITE 1700
HOUSTON, TX 77056

(Address of principal executive offices)

(713) 599-0800
Registrant's telephone number, including area code

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

On October 24, 2005, Dale Frey and Corbin Miller tendered their resignations from the Board of Directors of House of Brussels Chocolates Inc. (the “Company”) to become effective immediately. Mr. Frey served as a member of the Company’s Audit Committee and Compensation Committee. Mr. Miller served as a member of the Company’s Audit Committee. We have included a copy of the resignation letter of Messrs. Frey and Miller which is attached hereto as Exhibit 17.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit 17.1	Resignation letter of Dale Frey and Corbin Miller

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.

Date: October 28, 2005
	By:	/s/ Robert C. Wesolek
Robert C. Wesolek
Chief Financial Officer